UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 24, 2006
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement
     On March 24, 2006, the stockholders of Quiksilver, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, approved (i) the Company’s 2006 Restricted Stock Plan (the “Restricted Stock Plan”) and (ii) the amendment of the Company’s 2000 Stock Incentive Plan (“SIP”) to increase the number of shares of common stock reserved for issuance under the SIP by 1,000,000 shares.
     The Restricted Stock Plan will be administered by the Compensation Committee of the Board of Directors of the Company. This committee (the “Plan Administrator”) has complete discretion (subject to the provisions of the Restricted Stock Plan) to authorize restricted stock awards to eligible employees, to determine the performance objectives tied to the vesting of each restricted stock award and to determine any other material terms of such restricted stock awards. The Plan Administrator may not make any awards under the Restricted Stock Plan after December 31, 2007. A total of 1,000,000 shares of common stock have been reserved, and are authorized for issuance under the Restricted Stock Plan. No participant in the Restricted Stock Plan may receive restricted stock awards for more than 200,000 shares of common stock in the aggregate, subject to adjustment for subsequent stock splits, stock dividends and similar transactions.
     Employees in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Restricted Stock Plan, provided that such employees are deemed to be integral to the Company’s strategic initiatives with respect to the Rossignol acquisition, and the long term integration activities with respect to such acquisition. The Company’s non-employee directors are not eligible to participate in the Restricted Stock Plan.
     The restricted stock issued pursuant to the Restricted Stock Plan will be valued at the fair market value per share of Company common stock on the date of issuance. The Plan Administrator will determine the price per share required to be paid by each recipient of a restricted stock award. The shares subject to each restricted stock award will vest, in whole or in part, and the Company’s repurchase rights will lapse, after a minimum period of time to be determined by the Plan Administrator; provided however that no restricted stock award will vest, in whole or in part, prior to January 31, 2011 (subject to the Plan Administrator providing for certain acceleration of the vesting of such awards as described below). The Plan Administrator may establish specific performance objectives for each recipient of a restricted stock award which, if attained, would cause the vesting of such restricted stock award to accelerate and the Company’s repurchase rights to lapse prior to January 31, 2011. In no event will any performance objectives established by the Plan Administrator be attainable prior to January 31, 2009.
     The performance objectives established by the Plan Administrator may be based upon metrics reflecting one or more of the following business measurements of the Company as a whole, or any of its subsidiaries, divisions or business units, including but not limited to the following: revenues, profitability, earnings (including without limitation earnings per share, earnings per share growth, earnings before taxes or earnings before interest, depreciation, taxes and amortization) return on assets, return on equity, economic value created, successful acquisitions of other companies or assets and/or successful integration of such companies or assets, successful dispositions of subsidiaries, divisions or departments, share market prices, return to stockholders, market share, or cost or expense control, any of which may be expressed as absolute goals or goals in relation to previous performance or comparable companies or industry indexes, or otherwise based on business criteria as determined by the Plan Administrator.
     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the recipient of a restricted stock award may have the right to receive with respect to his or her unvested shares of common stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the recipient’s unvested shares of common stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
     Should the recipient of a restricted stock award cease to remain in the service of the Company while holding one or more unvested shares of common stock issued under the Restricted Stock Plan, then those shares shall be immediately surrendered to the Company for cancellation, and the recipient shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for cash consideration, unless the Plan Administrator provides otherwise, the Company shall repay that consideration to the recipient at the time the shares are surrendered.
     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of common stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the recipient’s service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the recipient’s interest in the shares of common stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the recipient’s cessation of service or the attainment or non-attainment of the applicable performance objectives.
     In the event of an acquisition of the Company, whether by merger or asset sale or a sale of stock by the stockholders, each outstanding restricted stock award under the Restricted Stock Plan which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.
     The Plan Administrator shall have the discretionary authority, exercisable either at the time the restricted stock award is issued or any time while the Company’s repurchase rights remain outstanding under the Restricted Stock Plan, to provide that those rights shall automatically terminate in whole or in part, and the shares of common stock subject to those terminated rights shall immediately vest, upon a change in control.
     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     Each recipient of a restricted stock award will have substantially full stockholder rights with respect to any shares of common stock issued to the recipient under the Restricted Stock Plan, whether or not the recipient’s interest in those shares is vested. Accordingly, the recipient will have the right to vote such shares and to receive any regular cash dividends paid on such shares.
     The Board may amend or modify the Restricted Stock Plan in any or all respects whatsoever subject to any required stockholder approval. The Restricted Stock Plan will terminate on the earlier to occur of (i) December 31, 2013 or (ii) the date on which all shares available for issuance under the Restricted Stock Plan shall have been issued as fully-vested shares.
     Copies of the Company’s 2000 Stock Incentive Plan, as amended, and 2006 Restricted Stock Plan are attached hereto as Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1	Quiksilver, Inc. 2000 Stock Incentive Plan (as amended and restated March 24, 2006)
10.2	Quiksilver, Inc. 2006 Restricted Stock Plan
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2006	Quiksilver, Inc. (Registrant)
	By:	/s/Steven L. Brink
Steven L. Brink
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
10.1	Quiksilver, Inc. 2000 Stock Incentive Plan (as amended and restated March 24, 2006)
10.2	Quiksilver, Inc. 2006 Restricted Stock Plan

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